Exhibit 10.1

INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT (this “Subordination Agreement”), is dated February 25, 2019, and made between HG HOLDINGS, INC f/k/a Stanley Furniture Company, Inc., a Delaware corporation (“Junior Creditor”), having an address of 2115 E 7th Street, Suite 101, Charlotte, North Carolina 28204, and ALTERNA CAPITAL SOLUTIONS, LLC, a Florida limited liability company (“ACS”) having an office at 222 W. Comstock, Winter Park, Florida 32789.

RECITALS

WHEREAS, Stanley Furniture Company LLC f/k/a Churchill Downs LLC, a Delaware limited liability company (the “Debtor”) has executed and delivered to Junior Creditor a Subordinated Secured Promissory Note, dated March 2, 2018 in the original principal amount of $7,420,824 and an Amended and Restated Subordinated Secured Promissory Note dated September 6, 2018 in the original principal amount of $3,285,230.74 (collectively, and as hereinafter may be amended and modified, the “Junior Note”), which as of February 7, 2019 has an outstanding principal balance of $3,201,536.81; and

WHEREAS, payment of the Junior Note and the other Junior Indebtedness (as defined below) is unconditionally guaranteed by Stanley Furniture Intermediate Holdings LLC f/k/a Churchill Downs Intermediate Holdings LLC, a Delaware limited liability company (the “Parent”) and Stanley Furniture Company 2.0, LLC, a Virginia limited liability company (“Stanley Furniture 2.0”); and

WHEREAS, the Parent is the owner of all the issued and outstanding stock of the Debtor and is a wholly owned subsidiary of Churchill Downs Holdings Ltd, a corporation formed under the laws of the British Virgin Islands; and

WHEREAS, the Junior Note is secured by liens and security interest granted by the Debtor, the Parent and Stanley Furniture 2.0 (individually and collectively, the “Grantor”) in substantially all their respective assets and properties, including, without limitation, all of Grantor’s accounts, inventory, documents, instruments, chattel paper, general intangibles, equipment and all proceeds thereof; and

WHEREAS, Debtor is now and may in the future be indebted to ACS, including indebtedness arising under that certain Ledgered ABL Agreement dated as of December 10, 2018 (as amended, restated or otherwise modified from time to time, the “ACS Agreement”); and

WHEREAS, as a condition to ACS’ agreement to make advances or other financial accommodations to Debtor, ACS requires that the ACS Agreement be secured by a first lien priority security interest in the Collateral (as defined below) and be unconditionally guaranteed by the Parent and Stanley Furniture 2 0; and

WHEREAS, Junior Creditor is the holder of certain UCC Financing Statements (as set forth below) which evidence the perfection of Junior Creditor’s liens in the Collateral; and

WHEREAS, ACS is unwilling to enter into the ACS Agreement with the Debtor and to make available the financial accommodations to the Debtor unless (a) Junior Creditor agrees that (i) any interest of any kind Junior Creditor has in the Collateral shall be junior and subordinate to the security interests and liens to be granted to ACS and (ii) the indebtedness of Debtor to Junior Creditor under or with respect to the Junior Note and the other Junior Indebtedness is subordinate to the indebtedness of Debtor to ACS, and (b) Junior Creditor and ACS have entered into this Subordination Agreement so as to set forth said priorities of their respective liens on assets and properties of Debtor and the indebtedness of Debtor to each of Junior Creditor and ACS; and.

WHEREAS, to induce ACS to make and/or continue to make advances or other financial accommodations to Debtor, Junior Creditor has agreed to execute and deliver this Subordination Agreement.

NOW THEREFORE, for $10.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, Junior Creditor adopts the foregoing recitals and agrees as follows:

1.  Definitions.

(A) “Collateral” shall mean all now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) of Debtor, Parent, and Stanley Furniture 2.0 including without limitation: Accounts, including health-care insurance receivables; Chattel Paper; Inventory; Equipment; Instruments, including Promissory Notes; Investment Property; Documents; Deposit Accounts; Letter of Credit Rights; General Intangibles; and Supporting Obligations. Capitalized terms used in this definition shall have the same meaning as set forth in the Uniform Commercial Code (the “UCC”) adopted in the state of Florida.

(B) “Senior Indebtedness” shall mean and include principal of and interest (including, without limitation, any post-petition interest on all obligations at the rate set forth in the applicable loan and/or financing documents, accruing whether or not granted or permitted in any bankruptcy or similar insolvency proceeding), and all costs and expenses, including attorneys’ fees, on all liabilities and indebtedness of Debtor to ACS arising under or in connection with the ACS Agreement and all other financial accommodations from ACS to or on behalf of Debtor, including, but not limited to, all loans, letters of credit or other financial accommodations, or with respect to the discount or purchase of, or loans on commercial paper, accounts receivable, or other property, whether such financial accommodations are direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by ACS, in each case, that arise under or in connection with the ACS Agreement.

(C) “Junior Indebtedness” shall mean principal of and interest and all costs and expenses including attorney's fees, on all liabilities and indebtedness of Debtor to Junior Creditor and all other financial accommodations from Junior Creditor to or on behalf of Debtor, including, but not limited to all loans, letters of credit or other financial accommodations, or with respect to the discount or purchase of, or loans on commercial paper, accounts receivable, or other property, whether such financial accommodations are direct or indirect, absolute or contingent, joint, several or independent, now or hereafter existing, due or to become due, or held or to be held by Junior Creditor in connection with the foregoing specified agreements, in each case arising under the Junior Note.

(D) “Subordinated Security Interest” shall mean all security interests that Junior Creditor has in the Collateral, including but not limited to those arising out of (1) the liens perfected by that certain UCC Financing Statement Filing Number 20181413000 filed in the Delaware Secured Transactions Registry on March 1, 2018, (2) the liens perfected by that certain UCC Financing Statement Number 18030765281 filed in the Virginia Secured Transactions Registry on March 7, 2018, and (3) the liens perfected by that certain UCC Financing Statement Number 20181412853 filed in the Delaware Secured Transaction Registry on March 1, 2018.

(E) Each of Junior Creditor and ACS is sometimes referred to as a “Lender” and collectively the “Lenders.”

(F) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the ACS Agreement (as in effect as of the date hereof).

2. Representations. Junior Creditor represents that:

(A) As of the date hereof the total principal amount of the Junior Indebtedness is $3,285,230.74 which is evidenced by the Junior Note.

(B)  Junior Creditor is the unconditional owner of the Junior Indebtedness, free and clear of all liens, claims and encumbrances, and the Junior Indebtedness has not been subordinated in favor of any other party.

(C)  Junior Creditor holds no security for the Junior Indebtedness, or any guarantees of any third parties of such Junior Indebtedness, except as disclosed herein.

(D)  This Subordination Agreement constitutes the valid and binding obligation of Junior Creditor and is enforceable against Junior Creditor in accordance with its terms.

(E) Junior Creditor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. This Subordination Agreement has been duly executed and delivered by Junior Creditor and constitutes the valid and binding obligation of Junior Creditor and is enforceable in accordance with its terms.

3.  Subordination.

(A)  Junior Creditor hereby subordinates the payment of the Junior Indebtedness to payment in full of the Senior Indebtedness in accordance with the terms of this Subordination Agreement.

(B)  Upon any distribution of the assets or readjustment of indebtedness of Debtor, whether by reason of liquidation, dissolution, bankruptcy, reorganization, receivership or any other action or proceeding involving the readjustment of all or any of the Junior Indebtedness, or the application of assets of Debtor to the payment or liquidation thereof, ACS shall be entitled to receive payment in full of the Senior Indebtedness prior to the payment of all or any part of the Junior Indebtedness hereby subordinated.

(C) In order to enable ACS to enforce its rights hereunder in any action or proceeding referred to in (B) above, ACS is hereby irrevocably authorized and empowered in ACS’s discretion to make and present for, and on behalf of Junior Creditor, such proofs or claims against Debtor on account of the Junior Indebtedness as ACS may deem expedient or proper if the Junior Creditor has not filed such claims on or before the fifth (5th) day before the bar date for filing such claims (provided nothing herein shall entitle ACS to vote such proofs or claims in any such proceedings), and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued, and to apply same on account of the Senior Indebtedness. Further, in order to enable ACS to enforce its rights hereunder in any action or proceeding referred to in (B) above, Junior Creditor hereby appoints ACS, or its designee, attorney to take the above mentioned actions with full power of substitution in the premises Junior Creditor further agrees to execute and deliver any further documents or other instruments which may be necessary or expedient to enable ACS to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Junior Indebtedness (except for the payments permitted by Section 4(A) below) or otherwise enforce its rights under this Subordination Agreement.

(D) Junior Creditor agrees that Junior Creditor will make proper notations on the Junior Note and in Junior Creditor’s books and records indicating that the Junior Indebtedness is subject to this Subordination Agreement. The Junior Note and all other evidences of indebtedness accepted by the Junior Creditor from Debtor shall contain a specific statement that the indebtedness thereby evidenced is subject to the provisions of this Subordination Agreement.

(E)  Junior Creditor acknowledges ACS’ lien on the Collateral and agrees that the Subordinated Security Interest shall be subject, subordinate and inferior to the liens in favor of ACS. ACS acknowledges Junior Creditor’s lien on the Collateral and agrees not to contest or challenge the existence of any liens that Junior Creditors may have in respect of the Junior Indebtedness, except with respect to the priority of the liens as set forth herein.

4. Payments and Other Acts with Regard to Junior Indebtedness. Until satisfaction in full of the Senior Indebtedness and termination of this Subordination Agreement in accordance with its terms, Junior Creditor Acknowledges and agrees that:

(A)     Junior Creditor will not ask, demand, sue for, take or receive from Debtor any payment or distribution on account of the Junior Indebtedness (whether in cash, property or securities), including, but not limited to, by set-off or any other manner or accelerate the maturity thereof; provided, however, if and only to the extent that, immediately before and after giving pro forma effect to the payment of the Junior Indebtedness (i) no Event of Default shall exist or would result from the making of such payment, (ii) there is sufficient availability under the ACS Agreement or cash on hand to make the payment, (iii) all tax and debt obligations of Debtor are current and within their terms, and (iv) the amount of all payables and other obligations of the Debtor owed to the Critical Vendors identified on Exhibit A hereto are not delinquent, Debtor may pay and Junior Creditor may receive the following payments (but no other payments) on the Junior Indebtedness on the due dates thereof:

(1)

monthly payments of interest on the Junior Indebtedness at a per annum rate of not greater than six percent (6.0%) per annum computed on a basis of actual days per calendar year and the number of days elapsed. Any interest payable on the Junior Indebtedness at the default rate of interest may be accrued, capitalized and added to the principal balance of the Junior Indebtedness to the extent permitted by the terms of the Junior Note and applicable law;

(2)	payments of any fees costs and expenses due and owing to Junior Creditor in connection with the Junior Indebtedness;

(3)

a payment of principal in the amount of the unpaid principal balance of the Junior Note, together with any other amounts owing on the Junior Indebtedness, on the fifth (5th) anniversary date of the Junior Note; and

(4)

no earlier than twenty (20) days after delivery to the Lenders of the Debtor’s reviewed financial statements for each fiscal year required to be delivered to each Lender pursuant to the respective agreements between the Debtor and each Lender, commencing with the fiscal year ending December 31, 2018, a payment of principal in the amount of the Debtor’s Excess Cash Flow for such fiscal year.

(B) Junior Creditor will not commence any proceeding to enforce or collect payment of the Junior Indebtedness and will not commence or join with any other creditors of Debtor in commencing any proceeding against Debtor under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership or liquidation proceeding.

(C) Junior Creditor will not obtain, ask for or require any additional security for or any additional guaranty of the Junior Indebtedness.

(D) Junior Creditor will not foreclose or otherwise enforce any lien on any property or assets held as security for the Junior Indebtedness.

(E) If, notwithstanding any terms of this Subordination Agreement to the contrary, Junior Creditor receives any payment or distribution on account of the Junior Indebtedness not permitted to be received under 4(A) above, Junior Creditor will hold same in trust for ACS and immediately deliver same in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer to ACS for application on account of the Senior Indebtedness. If Junior Creditor fails to endorse any instrument for the payment of money payable to Junior Creditor or Junior Creditor's order, which has been turned over to ACS, ACS is hereby irrevocably constituted and appointed attorney-in-fact for Junior Creditor with full power to make any such endorsement and with full power of substitution. All actions taken by such attorney-in-fact are hereby ratified and approved.

(F) After all of the Senior Indebtedness has been paid in full and until all of the Junior Indebtedness has been paid in full, Junior Creditor shall be subrogated to the rights of ACS to receive payments and distributions of assets with respect to the Senior Indebtedness, to the extent that distributions otherwise payable to Junior Creditor have been applied to the payment of Senior Indebtedness in accordance with the provisions of this Subordination Agreement. As between Debtor and Junior Creditor, a distribution applied to the payment of Senior Indebtedness in accordance with the provisions of this Subordination Agreement which would otherwise have been made to Junior Creditor shall not be deemed a payment by Debtor on the Junior Indebtedness, it being understood that the subordination and other intercreditor provisions of this Subordination Agreement are intended solely for the purpose of defining the relative rights of Junior Creditor, on the one hand, and ACS, on the other hand, and nothing contained in this Subordination Agreement shall impair the obligations of Debtor, which are absolute and unconditional, to pay to Junior Creditor the Junior Indebtedness as and when the same shall become due and payable , except as such obligation is modified by the rights confirmed hereunder in favor of ACS, or affect the relative rights of Junior Creditor and the creditors of Debtor other than ACS. The foregoing notwithstanding, nothing in this Subordination Agreement shall prohibit any equity holder of Debtor from guarantying the Junior Note, from guarantying any of the other obligations in respect of the Junior Note, or making any payments in respect of the Junior Note.

(F) Junior Creditor will not take any action which interferes with ACS’s collection of the Senior Indebtedness, or the exercise of ACS’s rights and remedies with respect to the Senior Indebtedness or any security therefor. Without limiting the generality of the foregoing, Junior Creditor will not, without express prior written consent of ACS, notify any account debtors of Debtor of the Junior Creditor’s security interest in the accounts of the Debtor and will not notify any such account debtor to remit any payments on accounts to Junior Creditor.

(G) Junior Creditor will not assign, transfer, create a security interest in or otherwise encumber, the Junior Indebtedness unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to ACS an agreement joining such transferee as a party to this Agreement as a Junior Creditor. If any transferee fails to execute or deliver such an agreement, the subordination effected hereby shall survive any such assignment, transfer, creation of security interest or other encumbrance, and the terms of this Subordination Agreement shall be binding upon the successors and assigns of each Subordinated Creditor.

5.      Priorities. Notwithstanding the terms of any Security Agreement heretofore or hereafter entered into between either Lender and Debtor, or the date of the filing of any financing statements heretofore or hereafter filed by either Lender against Debtor, or any other action by either Lender with regard to perfection of a security interest or lien, Junior Creditor agrees that any security interest, lien, claim or right now or hereafter asserted by Junior Creditor with respect to the Collateral, shall be subject, junior and subordinate to any security interest, lien, claim or right now or hereafter asserted by ACS with respect thereto.

6.  Reliance. Junior Creditor hereby waives any and all notice of ACS’ receipt and acceptance of this Subordination Agreement and the creation, renewal, modification or extension of the Senior Indebtedness and acknowledges that ACS shall be deemed to have relied on this Subordination Agreement when extending any credit, loaning any monies or providing any financial accommodation to Debtor or otherwise acting with respect to the occurrence of the Senior Indebtedness, now or at any time in the future, and Junior Creditor expressly waives proof of reliance by ACS upon this Subordination Agreement and waives all notice of any actions that ACS may take with respect to the Senior Indebtedness, or the acceptance by ACS of this Subordination Agreement or the extension of credit by ACS to Debtor.

7.  Actions By ACS. Without impairing or releasing this Subordination Agreement, ACS may at any time and from time to time, without the consent of, or notice to Junior Creditor, upon any terms or conditions and in whole or in part:

(A) Change the manner, place or terms of payment, and/or change or extend from time to time the time of payment or renew or alter, the Senior Indebtedness or any security therefor, and this Subordination Agreement shall apply to the Senior Indebtedness as so changed, extended, renewed or altered.

(B) Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged, mortgaged or in which a security interest is given to secure, or howsoever securing, the Senior Indebtedness.

(C) Exercise or refrain from exercising any rights against Debtor or any surety, endorser, guarantor or subordinator (including Junior Creditor) (“Obligor”) or against security, or otherwise act or refrain from acting.

(D) Settle or compromise the Senior Indebtedness or any liability of any Obligor or dispose of any security therefor, with or without consideration, or any liability incurred directly or indirectly in respect thereof.

(E) Apply any sum by whomsoever paid or howsoever realized to the Senior Indebtedness.

(F) Take or refrain from taking any or all actions against Debtor, any Obligor or any of the Collateral, whether similar or dissimilar to the foregoing.

8.      Intercreditor Arrangements in Bankruptcy.

(A) This Subordination Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with the applicable sections of the Bankruptcy Code, and all references herein to Debtor shall be deemed to apply to Debtor as debtor in possession and to any trustee in bankruptcy for the estate of Debtor.

(B) Except as otherwise specifically permitted in this Subordination Agreement, until the Obligations of Debtor to ACS are paid and satisfied in full, Junior Creditor shall not assert, without the written consent of ACS, any clam, motion objection, or argument in respect of any of the Collateral in connection with any insolvency or liquidation proceeding which could otherwise be asserted or raised in connection with such insolvency or liquidation proceeding by Junior Creditor as a secured creditor of Debtor, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral.

(C) Without limiting the generality of the foregoing, Junior Creditor agrees that, if an insolvency or liquidation proceeding occurs, (1) ACS may consent to the use of cash collateral on such terms and conditions and in such amounts as ACS, in its sole discretion, may decide without seeking or obtaining the consent of Junior Creditor as holder of a subordinate interest in the Collateral; (2) ACS may, upon notice to Junior Creditor, (i) provide financing to Debtor, or (ii) consent to the granting of a priority lien to secure post-petition financing, in each case pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as ACS, in its sole discretion, may decide without seeking or obtaining the consent of Junior Creditor as holder of an interest in the Collateral, (iii) Junior Creditor shall not oppose Debtor’s use of cash collateral on the basis that Junior Creditor’s interest in the Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by ACS, (iv) Junior Creditor shall not oppose any sale or other disposition of any assets comprising part of the Collateral free and clear of liens or other claims of any party, including Junior Creditor, under Section 363 of the Bankruptcy Code on the basis that Junior Creditor’s interest in the Collateral is impaired by such sale or inadequately protected as a result of such sale if ACS has consented to such sale or disposition of such assets, and (5) Junior Creditor shall not vote in favor of, nor sponsor or support any plan of reorganization of Debtor, that does not propose to pay the Senior Indebtedness in full on the effective date of such plan or that is not consistent with this Subordination Agreement, absent ACS’s consent to a plan that does not pay in full the Senior Indebtedness on the effective date of such plan.

(D) Junior Creditor agrees that it will not initiate, prosecute, encourage, or assist with any other person or entity to initiate or prosecute any claim, action or other proceeding (1) challenging the validity or enforceability of this Subordination Agreement, (2) challenging the validity or enforceability of ACS’s claim, (3)challenging the perfection or enforceability of any liens of ACS, or (4) asserting any claims which Debtor may hold with respect to ACS or any of the Obligations of Debtor to ACS.

(E) To the extent that ACS receives payments or transfers on the Obligations of Debtor to ACS or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver of any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the obligations of Debtor to ACS, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by ACS.

(F) Subject to the terms of this Subordination Agreement, (1) Junior Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Junior Creditor, including, without limitation, any claims secured by the Collateral, if any, and (2) Junior Creditor shall be entitled to file any pleadings, objections, motions or subordination agreements which assert rights or interests available to unsecured creditors of Debtor arising under either the Bankruptcy Code or applicable non-bankruptcy law.

(G)  ACS agrees that ACS will not initiate, prosecute, encourage, or assist with any other person or entity to initiate or prosecute any claim, action or other proceeding (1) challenging the validity of enforceability of this Subordination Agreement, (2) challenging the validity or enforceability of Junior Creditor's claims, (3) challenging the perfection of enforceability of any liens of Junior Creditor, or (4) asserting any claims, if any, which Debtor may hold with respect to Junior Creditor or any of the Obligations of Debtor to Junior Creditor, so long as the priority of interests as set forth in this Subordination Agreement are not challenged or contested in any way.

9.  Miscellaneous

(A) All rights, powers and remedies of ACS hereunder and under any agreement between Debtor or any other Obligor and ACS, now, or at any time hereafter in force, shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to ACS by law.

(B) No delay on the part of ACS in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder and no modification or amendment of this Subordination Agreement shall be deemed to be made by ACS unless the same shall be in writing, signed by a duly authorized officer of ACS, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of ACS or the obligations of Junior Creditor to ACS in any other respect at any other time.

(C) Junior Creditor hereby authorizes ACS, in its sole discretion, to disclose this Subordination Agreement to any present, future or prospective participant, or successor in interest in any loan, advance or other financial accommodation to Debtor from ACS, or any regulatory body or agency having jurisdiction over ACS.

(D) This Subordination Agreement shall be binding upon Junior Creditor, his/her heirs and successors and assigns, and shall inure to the benefit of ACS, its successors and assigns, and shall be construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

(E) Whenever used herein, the singular shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders.

(F) The terms “Debtor” and “Junior Creditor” as used in this Subordination Agreement shall include the individuals, firms, corporations, limited liability companies or other entities named herein as Debtor or Junior Creditor and (i) any successor, individual or individuals, firms, corporations, limited liability companies or other entities to which all or substantially all of the business or assets or either of them shall have been transferred, (ii) in the case of a partnership, any new partnership which shall have been created by reason of the admission of any new partner or partners therein or the dissolution of the then existing partnership or the death, resignation or withdrawal of a partner and (iii) in the case of a corporation, limited liability company or other entity, any other corporation, limited liability company or other form of entity into or with which Debtor or Junior Creditor shall have been merged, consolidated, reorganized or absorbed. The terms “ACS” and “Junior Creditor” as used in this Subordination Agreement shall include each of its successors and assigns.

(G) Upon (i) the payment in full of principal of and interest on all Senior Indebtedness and (ii) the termination of the ACS Agreement and any related agreements under which ACS is obligated to extend credit, to make advances, loans or other financial accommodations to Debtor on account of the Senior Indebtedness, this Subordination Agreement shall automatically terminate. In the event of any termination of this Subordination Agreement including by operation of law, it shall continue in full force and effect as to all Junior Indebtedness and all Senior Indebtedness outstanding at the date of such termination, until such Senior Indebtedness shall have been fully and irrevocably paid and discharged.

(H) All notices hereunder shall be in writing and delivered or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows or at such other address as Junior Creditor shall have furnished in writing to ACS or at such other address as ACS shall have furnished in writing to Junior Creditor:

HG Holdings

115 E 7 Street, Suite 101

Charlotte, North Carolina 28204

Attn: Brad Garner

Phone (252) 355-4610, Ext 2 (work)

(252) 414-4122 (mobile)

Facsimile No (252) 321-1527

Alterna Capital Solutions, LLC

222 West Comstock Dr., Suite 112

Winter Park, FL 32789

Attention: Raymond LaBelle

Phone: (407) 564-2270 ext. 401

(I) Headings in this Subordination Agreement are for purposes of reference only and shall not limit the construction or interpretation of this Subordination Agreement.

(J) Debtor shall pay to ACS on demand all expenses of every kind, including reasonable attorney's fees that ACS may reasonably incur in enforcing any of its rights under this Subordination Agreement.

(K) JUNIOR CREDITOR AND ACS WAIVE TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS SUBORDINATION AGREEMENT, THE SENIOR INDEBTEDNESS, OR THE JUNIOR INDEBTEDNESS.

(L) Subject to the payment in full of the Senior Indebtedness, Junior Creditors shall be subrogated to the rights of ACS to receive distributions with respect to Senior Indebtedness until the Junior Indebtedness is paid in full.

(Continued on next page)

JUNIOR CREDITOR:

HG HOLDINGS, INC f/k/a Stanley Furniture Company, Inc., a Delaware corporation

By: /s/ Steven A. Hale II

Print Name: Steven A. Hale II

As Its:      Chairman & CEO

ACS:

ALTERNA CAPITAL SOLUTIONS LLC

By:   /s/ Stan Carpenter

Print Name: Stan Carpenter

As Its: President

The undersigned, Debtor referred to in the foregoing Subordination Agreement, hereby accepts notice of the execution and delivery thereof and of the terms and provisions thereof, and, in consideration of the granting or continuing of the Senior Indebtedness, as therein described, agrees to (i) do and perform any and all acts and things which may be required on its part to enable Junior Creditor under the Subordination Agreement to perform the obligations of said Junior Creditor as therein expressed and (ii) refrain from doing any act or thing which would cause or contribute to a violation by Junior Creditor of the Subordination Agreement or of any of Junior Creditor's obligations thereunder.

STANLEY FURNITURE COMPANY LLC

Dated:	February 25, 2019

By:	/s/ Richard Ledger

Name:	Richard Ledger

Title:	Chief Executive Officer

Exhibit “A”

to Intercreditor And Debt Subordination Agreement

List of Critical Vendors

ASF Global LLC

C V International, Inc.

Cebu

Pt GoldFindo Intikayu Pratama

Hollie Drive Associates

J Gilliam Incorporated

Prompting Co Ltd.

Showplace AC II SPE, LLC

Starwood Furniture Mfg. VN Corp.

Time Inc.

Pt. Tjakrindo Mas

Union Link / Lodestar Co. Ltd

Womble Bond Dickinson LLP